Exhibit 99.1

PURCHASE AND SALE AGREEMENT BETWEEN
ROBERT L ARON AND DOUGLAS A. ARON, AS SELLER
AND THE HAMILTON COMPANY, INC., AS BUYER,
RELATING TO 9 SCHOOL STREET_ STREET,
FRAMINGHAM, MASSACHUSETTS

This 16th day of  January, 2003.

1.                                       Parties:  Robert L. Aron and Douglas A. Aron, having an address of 855 Worcester Road, Framingham, Massachusetts 01701, (hereinafter “Seller”), agree to sell and The Hamilton Company, Inc., or its nominee pursuant to Section 31.A hereof (hereinafter “Buyer”) having an address of 39 Brighton Avenue, Boston, MA 02134, agrees to buy, upon the terms hereinafter set forth, the following described Property.  Seller and Buyer are sometimes herein together referred to as the “Parties”.

2.                                       Description:  The Property to be purchased and sold hereunder is the approximately 318,102 square foot parcel of land together with the building(s) thereon known and numbered as 9 School Street, Framingham, Massachusetts in which there are one hundred and eighty-four (184) residential units  (the “Property”), together with all leases, contracts, easements and rights of way appurtenant to the Property, as  more particularly set forth in the deed filed with the Middlesex South Registry District of the Land Court as Document Number 446153, certificate of title #125191 and 1244463.  The Property is further described on Exhibit A attached hereto and incorporated herein by reference.

3.                                       Buildings, Improvements, Fixtures and Personal Property:  The Property shall be deemed to include all buildings, structures, improvements and, if owned by Seller, equipment, fixtures, appliances, mechanical, heating, ventilating, air conditioning, plumbing and electrical systems and equipment affixed to the building located on the Property or used in connection with the management of same, including but not limited to, lawn mowers and snow blowers, but specifically excluding vehicles owned by Seller or the Property and any appliances and other personal property owned by tenants at the Property.  The sale specifically includes the refrigerator, dishwasher and stove in each apartment.  Seller hereby represents that it does not lease any of the equipment it uses at the Property.

4.                                       Title Deed:  The Property is to be conveyed by a quitclaim deed running to Buyer, or to the nominee designated by Buyer, subject to Section 31.A hereof, by written notice to Seller at least seven (7) days before the deed is to be delivered as herein provided.  The deed shall convey good and clear record and marketable title thereto, free from encumbrances, except:

(a)                                  Provisions of existing building and zoning laws;

(b)                                 Existing rights and obligations in party walls which are not the subject of written agreement;

(c)                                  Such taxes for the then current fiscal year as are not due and payable on the date of the delivery of the deed;

(d)                                 Any liens for municipal betterments assessed after the date of the Closing;

(e)                                  Easements, rights of way, restrictions, reservations and other matters of record, if any, so long as the same do not prohibit or materially adversely affect Buyer’s ability to continue to operate the Property as currently operated;

(f)                                    Matters set forth on Schedule B of the  title insurance policy issued by Ticor Title Insurance Company, a copy of which is attached hereto as Exhibit B (the “Title Policy”); and

(g)                                 Matters which Buyer has previously waived or have been deemed to have been waived pursuant to Section 25 below.

5.                                       Plans, Registered Title:  If the deed refers to a plan necessary to be recorded therewith, Seller shall deliver such plan with the deed in form adequate for recording or registration.  If the title to the Property is registered, the deed shall be in form sufficient to entitle Buyer to a Certificate of Title with respect to the Property, and Seller shall deliver with the deed all instruments, if any, necessary to enable Buyer to obtain such Certificate of Title.

6.                                       Purchase Price:  The agreed purchase price for the Property is Twenty-Three Million ($23,000,000.00) Dollars*, payable in cash without financing or other contingency, of which:

$100,000.00		was paid with the Offer (“Initial Deposit”);

$400,000.00		was paid as an additional deposit (“Additional Deposit”) upon the completion of the Due Diligence period.

$22,500,000.00	*

is to be paid at the time of delivery of the deed in certified, cashier’s, treasurer’s or bank check payable directly to Seller, without intervening endorsement, or by wire transfer of immediately available federal funds.

$23,000,000.00	*	Total Purchase Price

*The preceding notwithstanding, in the event CitiCorp approves the assumption by Buyer (or its nominee) as borrower, of Seller’s existing first mortgage held by CitiCorp (the “CitiCorp Mortgage”) on commercially reasonable terms and Buyer thereafter decides not to assume the CitiCorp Mortgage (or in the event Buyer doesn’t apply to assume the CitiCorp Mortgage), the Total Purchase Price shall be $23,500,000.00, so that the amount to be paid at the time of delivery of the deed shall be $23,000,000.00.  Should Buyer elect to assume the CitiCorp Mortgage and CitiCorp deny Buyer in its sole discretion, the purchase price shall  remain $23,000,000.

7.                                       Deposit:  All Deposits made hereunder shall be held in an interest bearing escrow account by First American title Insurance as escrow agent (“Escrow Agent”) subject to the terms of this Agreement and to Escrow Agent’s  and shall be duly accounted for at the time for performance of this Agreement (the “Closing”).  Interest, if any, earned on the Deposit shall be applied to the Purchase Price at Closing; or in the event Seller becomes entitled to retain the Deposit on account of a Buyer breach, interest on the Deposit shall be paid to Seller; or if Buyer is entitled to return of the Deposit pursuant to Sections 11  hereof, interest shall be paid to Buyer.  For purposes of holding the Deposit, Buyer’s Federal Tax Identification Number is 52-2290031 and Seller’s Federal Tax Identification Number is 04-6184734.  In the event of any disagreement between the parties, the Escrow Agent shall retain the Deposit pending instructions mutually given by Seller and Buyer or final determination by a court of competent jurisdiction as to the rights of the Parties with respect to the Deposit.  In the event Escrow Agent incurs costs on account of a dispute with respect to the right to the Deposit, those reasonable costs (excluding any costs of the Escrow Agent in its representation of Seller) shall be payable by the party determined by agreement or adjudication not having the right to the Deposit.  The term “Deposit” shall include the Initial Deposit and, if due, the Additional Deposit.

8.                                       Time for Performance; Delivery of Deed:  The deed is to be delivered at 10:00 a.m. on  April 8, 2003  (“Closing Date”).  The Closing shall take place at the office of Seller’s counsel, Peter R. Barbieri, Esquire, 1300A Worcester Road, Framingham, MA 01702, unless otherwise agreed upon in writing.  It is agreed that time is of the essence of this Agreement, and more particularly, but without limitation, that time is of the essence with respect to the Closing Date set forth herein.  Except as otherwise expressly provided in this Agreement, Buyer and Seller shall bear closing costs and expenses in accordance with customary Massachusetts conveyancing practice, and each party shall bear its own legal fees and expenses.

Notwithstanding the foregoing, Seller shall not unreasonably withhold its consent to reasonable extensions of the Closing, which extensions shall not exceed thirty (30) days in the aggregate, provided that (i) Buyer acknowledges with the request for extension that all contingencies have been satisfied (except, if applicable, with respect to Section 14B hereof), and (ii) Buyer delivers to Escrow Agent an Additional Deposit of $100,000.00 at the time of such initial extension request to cover any and all extensions pursuant to this paragraph and Section 14B.

9.                                       Possession and Condition of Property:  Full possession of the Property, subject to the rights of the tenants and occupants shown on the rent roll (which rent roll should show the occupants, and with respect to each occupant, the dates of leases and any amendments, the security deposit and key deposits, last month’s rent, past due rent and any ongoing eviction proceedings)(the “Rent Roll”) attached hereto as Exhibit C, plus those tenants under new 12-month leases executed after the date hereof and having minimum rents set forth on a schedule attached to this Purchase and Sale Agreement, is to be delivered at the time of the delivery of the deed, the Property to be then in the same physical condition as it is now, reasonable use and wear thereof excepted.  Buyer shall be entitled personally to inspect the Property during normal business hours, upon reasonable advance notice and within one (1) week prior to the delivery of the deed, in order to determine whether the condition thereof complies with the terms of this clause.

10.                                 Extension to Perfect Title or Make Property Conform:  If Seller shall be unable to give title or to make conveyance, or to deliver possession of the Property, consistent with the terms of this Agreement, or if at the time of the delivery of the deed the Property does not conform with the provisions hereof or is in any other way non-compliant (collectively a “Non-Compliance”), then Buyer shall immediately notify Seller of such Non-Compliance including a detailed description of the Non-Compliance and subject to Seller’s cure rights as hereafter provided or Seller’s contesting of the existence of such Non-Compliance, the Deposit shall be forthwith refunded and all other obligations of the parties hereto shall cease and this Agreement shall be void without recourse to the parties hereto.  Notwithstanding anything contained herein to the contrary, Seller shall use reasonable efforts to cure any record title Non-Compliance so long as the total cost to cure any and all such Non-Compliances (including reasonable attorneys’ fees) does not exceed $150,000.00 in the aggregate, plus sums to pay off mortgages and other liens granted by Seller, and Buyer shall then close the purchase of the Property in accordance with the terms hereof. Seller may, by notice to Buyer, elect to cure or contest any Non-Compliance raised by Buyer in its notice, and if Seller so elects to cure (or if Seller is obligated to use reasonable efforts to cure as provided herein), then the time for performance shall be extended for a period of up to thirty (30) days.  All matters not noticed by Buyer to Seller prior to the Due Diligence Expiration Date shall be deemed waived and accepted by Buyer and be deemed to satisfy the requirements of this Purchase and Sale Agreement.  In addition to the foregoing, Seller shall remove any involuntary monetary liens against the Property.

11.                                 Failure to Perfect Title or Make Property Conform:  If, at the expiration of the extended time, Seller shall have failed to cure any Non-Compliance, all as herein agreed and specifically subject to the terms of Section 10, or if at any time during the period of this Agreement or any extension thereof, the holder of a mortgage on the Property shall refuse to permit the insurance proceeds, if any, to be used for such purposes, then the Deposit shall be forthwith refunded and all other obligations of all parties hereto shall cease and this Agreement shall be void without recourse to the parties hereto.

12.                                 Buyer’s Election to Accept Title:  Buyer shall have the election, at either the original or any extended time for performance, to accept such title as Seller can deliver to the said premises in their then condition and to pay therefor the purchase price without deduction, in which case Seller shall convey such title, except that in the event of such conveyance in accord with the provisions of this clause, if the Property shall have been damaged by fire or casualty insured against, then Seller shall, unless Seller has previously restored the premises to their former condition, either:

(a)                                  pay over or assign to Buyer, on delivery of the deed, all amounts recovered or recoverable on account of such insurance plus amounts deducted from the insurance award on account of the deductible under such insurance, less any amounts reasonably expended by Seller for any partial restoration,; or

(b)                                 if a holder of a mortgage on said premises shall not permit the insurance proceeds or a part thereof to be used to restore the said premises to their former condition or to be so paid over or assigned, give to Buyer a credit against the purchase price, on delivery of the deed, equal to said amounts so recovered, or recoverable and retained by the holder of the said mortgage plus amounts deducted from the insurance award on account of the deductible under such insurance, less any amounts reasonably expended by Seller for any partial restoration.

13.                                 Acceptance of Deed:  The acceptance of the Deed by Buyer or Buyer’s nominee as the case may be, shall be deemed to be full performance and discharge of every agreement and obligation herein contained or expressed other than those provision of the Purchase and Sale Agreement which by its terms continue after delivery of the deed.

14A.                       Use of Purchase Money to Clear Title:  To enable Seller to make conveyance as herein provided, Seller may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of the deed or arrangements are made for the recording of such instruments within a reasonable time thereafter in accordance with customary Massachusetts conveyancing practice.

14B.                         Lender’s Transfer Consent.   Buyer, in Buyer’s sole discretion, may apply with CitiCorp (the “Lender”), Seller’s first mortgagee, to assume Seller’s existing first mortgage held by CitiCorp (the “CitiCorp Mortgage” or “Mortgage Debt”).  Buyer shall notify Seller of whether or not it intends to assume the CitiCorp Mortgage within 30 days following execution in full of this Agreement.  In the event Buyer decides to assume the CitiCorp Mortgage, it shall use its good faith efforts and shall have until sixty (60) days from the date of this Agreement (which time period may be extended by either party by written notice for a maximum of thirty (30) additional days) to satisfy the Lender that Buyer’s (or Buyer’s nominee) is an appropriate and acceptable replacement borrower with respect to the CitiCorp Mortgage, all on terms and conditions consistent with the CitiCorp Mortgage documents (a copy of all of same being attached hereto as Exhibit E) and reasonably acceptable to Buyer and Seller, and to obtain Lender’s written consent to Buyer’s (or its nominee’s) assumption of the CitiCorp Mortgage (the “Lender’s Transfer Consent”).  In the event the closing is extended for 30 days due to Buyer’s request, Buyer shall deliver to Seller an Additional Deposit of $100,000.00, as provided in paragraph 8 of this Agreement.

Any fees, including without limitation, application fee, transfer fee and attorney’s fees (collectively, the “Application Fees”) required as a condition precedent to obtaining Lender’s Transfer Consent to Buyer’s or its nominee’s assumption of the Mortgage Debt, shall be split  by Buyer & Seller, provided that, in the event any of such Application Fees are based on the mortgaged amount, Seller shall only be responsible for one-half (1/2) of such fee with respect to a $7,100,000.00 mortgage only.

15.                                 Insurance:  Until the delivery of the deed, Seller shall maintain property insurance coverage on the Property upon terms and in the amounts currently maintained.   Seller currently maintains insurance in the amount of $7,100,000.00 on the property.

16.                                 Closing Pro-Rations and Adjustments:  Collected rents; last month’s rent, tenant security deposits, interest on the security deposits and/or last month’s rent, if any; water and sewer use and other utility charges; real estate taxes for the then current fiscal year; and operating expenses, if any, shall be apportioned and fuel value shall be adjusted, as of the day of performance of this Agreement and the net amount thereof shall be added to or deducted from, as the case may be, the purchase price payable by Buyer on the Closing Date.  Uncollected rents shall be apportioned between Buyer and Seller from sums first payable by those tenants owing rent at the Closing Date, if and when collected.  Subsequent to Closing, Buyer shall cooperate with Seller in connection with Seller’s efforts to collect any past due rent, without, however, having the right of termination of any leases.

17.                                 Adjustment of Unallocated, Unassessed and Abated Taxes:  If the amount of taxes is not known at the time of the Closing Date, taxes shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained.

18.                                 Default; Damages:  If Buyer shall fail to fulfill its agreements herein, all Deposits made hereunder by Buyer, plus interest, if any, earned thereon, shall be retained by Seller as liquidated damages (the “Liquidated Damages”) and shall be Seller’s sole and exclusive remedy at law or in equity.  Buyer and Seller agree that it is impossible for Buyer and Seller to determine at this time the full extent of Seller’s damages at the time of Buyer’s default, and that the liquidated damages herein provided is an agreed upon reasonable and equitable sum.

19.                                 Liability of Principal, Shareholder, Beneficiary, etc.:  If Seller or Buyer executes this Agreement in a representative or fiduciary capacity, only the principal or the estate represented shall be bound, and neither Seller nor Buyer so executing, nor any partner, shareholder or officer of Seller or Buyer, nor any trustee or beneficiary of any trust, shall be personally liable for any obligation, express or implied hereunder.

20.                                 Buyer’s Acknowledgments:  Buyer acknowledges that Buyer is a sophisticated real estate investor experienced in the business of purchasing, operating and renovating similar properties, and that Buyer has not been influenced to enter into this transaction nor has Buyer relied upon any warranties or representations of Seller or Broker except as specifically set forth in this Agreement, and that, except as aforesaid, the Property is being sold without representation or warranty of any type including, without limitation, of the Property’s physical condition or as to prior or current operations.  Buyer hereby acknowledges that the Property is being purchased by Buyer in an “AS-IS, WHERE IS” condition.  Buyer further acknowledges that Buyer and its consultants have the opportunity under this Agreement, to inspect the physical condition of the Property and matters affecting present and projected operations of the Property; in all events, the closing of the transaction by Buyer shall conclusively confirm Buyer’s satisfaction with the Property in all respects.

21.                                 Leases and Tenancies and Interim Operation of the Property:

(a)                                  Leases:  The Property shall be conveyed to Buyer at Closing subject to the leases (including all amendments thereto) (the “Existing Leases”) and tenancies at the Property which are outstanding at Closing.  Seller shall deliver a Rent Roll to Buyer, which Rent Roll shall be updated and certified by Seller as of the time of Closing; Seller represents that to the best of Seller’s knowledge and belief,  the information contained in the rent roll appended hereto as Exhibit C is accurate as of its date.  Between the date of the Rent Roll, to be annexed hereto as Exhibit C, and Closing, Seller shall continue to maintain and operate the Property consistent with its present management practices, including executing new 12 month leases at current market rents, and sending notices to quit to any lessee in arrears or delinquent.  At Closing, Seller shall deliver to Buyer original leases and tenancy agreements which Seller then possesses.  Between the date of this Agreement and Closing, lease and tenancy files in Seller’s possession shall be available for Buyer’s inspection upon reasonable advance notice to Seller.

(b)                                 Closing Assignment Agreements:  On the Closing Date, Seller shall deliver an assignment of all leases and tenancies outstanding at the Property in form and substance as that Assignment of Leases attached hereto as Exhibit F, which assignment shall include (i) Buyer’s agreement to perform the landlord’s obligations thereunder from and after the Closing Date and to hold Seller harmless and indemnified from and against any matters arising under or related to the tenancies or leases at the Property or any other claim asserted against Seller by any tenant, occupant or other party from and after the Closing Date, for breach of landlord’s obligations arising on or after the Closing Date and (ii) Seller’s confirmation that Seller, will hold Buyer harmless and indemnified from and against any matters relating to the tenancies or leases at the Property for breach of landlord’s obligations, which breach first arises prior to the Closing  (“Ownership Period”).

22.                                 Service Contracts:  Seller has advised Buyer that, except as specifically listed on Exhibit D of this Agreement (including copies of each such contract), there are no service contracts affecting the Property that will remain in effect after the Closing.

23.                                 Seller’s Records:  Seller, on or before the date hereof, shall provide Buyer with copies of various Property related materials including, without limitation, the following items concerning the Property (collectively, “Seller Records”):

(a)                                  All environmental reports;

(b)                                 plot plan or survey;

(c)                                  copy of Seller’s title policy.

Seller hereby represents that the information provided on the Rent Roll is true and complete.

In addition to the foregoing, Seller shall provide Buyer with copies of all lease documents in Seller’s possession with respect to the Property (collectively, the “Leases”), as provided in Section 25 hereof.

Seller’s Records are proprietary and confidential and shall be kept confidential by Buyer and shall not be disseminated or disclosed to third parties except that they may be disclosed to Buyer’s principals, agents and consultants engaged to implement this transaction and to Buyer’s lenders and transaction participants and to counsel involved in this transaction all in connection with Buyer’s Due Diligence investigations, and then in each instance only, on the basis that Seller’s Records shall be kept confidential by such persons.

24.                                 Brokers:  Buyer and Seller each represent and warrant to the other that he/she/it has dealt with no real estate broker or other person entitled to claim a commission or fee in connection with the purchase and sale of the Property contemplated by the terms of this Agreement other than Nordblum Company (“Broker”).  Neither Seller nor Buyer is aware of any other broker who has claimed or may have the right to claim a commission in connection with this purchase and sale.  Seller and Buyer shall indemnify and defend each other against liability, loss, cost, damage and expense, including attorneys’ fees, arising out of the breach of any representations or warranties in this Paragraph.  This Paragraph 24 shall survive the Closing, or, if the Closing does not occur, the termination of this Agreement.

25.                                 Buyer’s  Due Diligence Investigation:

Subject to the provisions of this Agreement, Buyer shall have the right to conduct or cause to be conducted during (i) the that period ending at 5:00 PM on the 25th day following execution in full of this Agreement (the “Phase I Contingency period”), with reputable companies and at Buyer’s sole cost and expense, such investigations, inspections and studies of the Premises, and such reviews of title, plans, specifications, permits, approvals, and other documents, as Buyer deems necessary or desirable; and (ii) the that period commencing on the later of (a) the 25th day following execution in full of this Agreement, and (b) the day on which Buyer receives a copy of the Leases, and ending at 5:00 PM on the fifth (5th) busines days following such applicable commencement date (the “Phase II Contingency period”), such review of the Leases, as Buyer deems necessary or desirable.  Notwithstanding the foregoing, prior to the performance of any environmental review of the Premises, Buyer shall notify Seller in writing as to the identity of the company or persons who shall perform such review, and, if the review includes testing, the proposed scope of such testing, and shall first obtain the prior written approval of Seller prior to the performance of any environmental review of the Premises, which approval shall not be unreasonably withheld, denied or delayed by Seller and shall, in all events, be granted or denied within two (2) business days after receipt by Seller of a request for approval from Buyer.

In addition to the above, Buyer may, subject to the provisions below, access the Premises for the purpose of:  (i) performing an appraisal; (ii) showing the Premises to potential investors or lenders; and (iii) conducting a final inspection within 48 hours prior to the Closing to ensure that the Premises conform to the provisions of this Agreement.

Buyer, its officers, directors, employees, agents, contractors, consultants and other representatives (collectively, “Buyer’s Related Parties”), may enter upon the Premises and shall take all reasonable precautions to minimize the impact on the Premises of any such investigations, inspections, studies and reviews.  Buyer shall, immediately after any entry, restore the Premises, at Buyer’s sole cost, to the condition which existed immediately prior thereto, including, but not limited to, replacing paving and landscaping.

Buyer and Buyer’s Related Parties, after performing any environmental review of the Premises, shall not notify any party, including any public agency, with the exception of Seller, of the results of any such study unless notification is required by law or, in the case of Buyer’s consultants, by professional ethical standards, and, in any event, Seller shall also receive a copy of any such notification.  Except as set forth above, Seller shall assume all responsibility for any such notification.  Buyer shall inform Buyer’s Related Parties not to disclose the results of any such study unless notification is required by law or by professional ethical standards, and, in any event, Seller shall also receive a copy of any such notification.

Except as hereinafter specifically stated, in the event Buyer is not satisfied with the results of its independent investigations in Buyer’s sole and absolute discretion, Buyer may, at any time on or before the expiration of the Phase I Contingency Period or the Phase II Contingency Period, as applicable, as its sole and exclusive remedy, terminate this Agreement by giving to Seller written notice of Buyer’s election to do so (“Buyer’s Termination Notice”).

The preceding notwithstanding, in the event Buyer is not satisfied with the results of its environmental review of the Property, and terminates this Agreement by timely giving to Seller Buyer’s Termination Notice (including a copy of any environmental reports obtained by Buyer) (hereinafter, the “Environmental Issues”), Seller shall within 5 business days following Buyer’s Termination Notice, notify Buyer in writing of whether or not Seller elects to correct the Environmental Issues (“Seller’s Environmental Cure Notice”), subject to the following:  (i) Seller agrees to correct all of such Environmental Issues according to applicable law, within 90 days thereafter; (ii) the cost to correct all of such Environmental Issues according to applicable law will not to exceed $100,000; and (iii) the lender(s) which is (are) to provide Buyer with financing for the purchase of the property, all agree in writing to the terms and conditions hereof.  In the event Seller fails to timely give Buyer Seller’s Environmental Cure Notice or in the event the terms of items (i), (ii) or (iii) are not or cannot be met, this Agreement shall thereupon terminate and Buyer shall be entitled to the immediate return of the Deposit with all accrued interest thereon.

If Buyer terminates this Agreement pursuant to this Paragraph 25, Buyer shall be entitled to the immediate return of the Deposit with all accrued interest thereon.  In such event, except as expressly provided otherwise herein, this Agreement shall be of no further force and effect and the parties shall have no further rights, obligations or liabilities hereunder.  If Buyer does not terminate this Agreement pursuant to this Paragraph 25 by delivering written notice to Seller on or before the expiration of the Phase I or Phase II Contingency Period, Buyer shall be conclusively presumed to have waived its right to terminate contained in this Paragraph 25.

26.                                 Buyer’s Access:  Buyer and Buyer’s agents and representatives shall have the right to enter upon the Property from time to time upon reasonable advance notice and during normal business hours; provided, however, Buyer shall not communicate directly with tenants or employees at the Property except with Seller’s prior written consent, which consent shall not be unreasonably withheld and accompanied by Seller.  At Seller’s option, Buyer shall be accompanied at all times at the Property by Seller or Seller’s representative, and Buyer shall not interfere with the use and enjoyment of the Property by the tenants or other occupants or their customers or invitees.  Notwithstanding anything in this contract to the contrary, Buyer agrees not to identify itself to tenants and employees at the Property as a potential purchaser, but as an agent of Seller.  Buyer shall indemnify Seller and hold Seller harmless for all loss, cost, damage and expense, including reasonable attorneys’ fees, incurred by Seller on account of or arising in connection with Buyer’s exercise of its rights under this Section 26.

Buyer agrees to protect, defend, indemnify and hold harmless Seller and Seller’s Related Parties of, from and against any and all costs, losses, claims, demands, damages, liabilities, expenses and other obligations (including, without limitation, attorneys’ fees and court costs) arising from, out of, or in connection with, any damage to persons or property occurring in or about the Premises as a direct result of the entry by, and any activities of, Buyer or any one or more of Buyer’s Related Parties in or upon the Premises.  The foregoing restoration, disposal, and indemnity obligations of Buyer contained in this Paragraph 4 shall survive the Closing or sooner termination of this Agreement.

27A.                       Buyer’s Representations and Warranties:  Buyer hereby represents and warrants to Seller that:

(a)                                  Buyer’s nominee, if any, is designated to take title to the Property, shall be a duly organized and validly existing limited liability company, limited partnership, corporation, or realty trust, and be in good standing under the laws of the Commonwealth of Massachusetts;

(b)                                 the officer executing and delivering this Agreement and all documents to be executed on behalf of Buyer at closing (“Closing Documents”) shall be duly authorized and directed by Buyer and its authorized officer to enter into this Agreement and/or Closing Documents and to take all actions to perform the obligations of Buyer as set forth herein or therein; and

(c)                                  the execution and delivery of this Agreement and the Closing Documents and the performance and observance by Buyer or Buyer’s nominee of Buyer’s duties and obligations hereunder and thereunder, of all acts necessary and appropriate for the consummation of the transactions contemplated herein are consistent with and not in violation of any contract, agreement or other instrument to which Buyer or its assets or properties are a party or are bound.

The foregoing representations and warranties are also deemed to be representations and warranties made by Buyer’s nominee, to the extent Buyer designates a nominee to take title consistent with Section 31.A.

(B)                                Seller’s Representations and Warranties

Seller represents and warrants to Buyer as follows:

(i)                                     Seller is a trust that has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts.   Seller has the full right, power and authority to enter into, execute, and deliver this Agreement and to perform all duties and obligations of Seller under this Agreement and the performance by Seller of its obligations hereunder (1) have been duly authorized by all requisite action of the beneficiaries of Seller and (2) will not conflict with, or result in a breach of, any of the terms, covenants and provisions of Seller’s Declaration of Trust or of any judgment, writ, injunction or decree of any court or governmental authority, or any agreement or instrument to which Seller is a party or by which Seller is otherwise bound.;

(ii)                                  Seller has obtained all necessary authorizations required in connection with the execution, delivery and performance of this Agreement by Seller;

(iii)                               This Agreement has been duly and validly executed and delivered by Seller, and is enforceable against Seller in accordance with its terms, subject to general equitable principles and applicable provisions of law related to bankruptcy, insolvency and creditors’ rights generally;

(iv)                              To the best of Seller’s knowledge, information and belief, Seller has received no notice of any pending condemnation of all or any portion of the Premises, or notice of any other action or proceeding pending or threatened against or relating to the Premises;

(v)                                 To the best of Seller’s knowledge, information and belief, Seller has received no notice of any violation of any federal, state, or local law, ordinance or regulation relating to the Premises;

(vi)                              To the best of Seller’s knowledge, information and belief, (1) Exhibit C is a true and complete list of the Existing Leases; (2) there are no other amendments, agreements or commitments under the Existing Leases to which Seller is a party and by which Buyer or its nominee will be bound which will survive the Time of Closing other than as delivered to Buyer on or prior to the date of this Agreement; (3) the Existing Leases are in full force and effect in accordance with their respective terms; (4) Seller has no knowledge of any uncured breach or default under any of the Leases and Seller has no knowledge of any offset, defense, credit, rent concession, abatement or claim presently available to, or asserted by, any tenant under any of the Leases, or of any state of facts which would, with the passage of time or the giving of notice, or both, constitute a breach or default under any of the Leases or permit a defense, offset, credit, rent concession, abatement or claim under any of the Leases; (5) no tenant under any of the Leases has prepaid any rent other than rent due for the current month, last month’s rent and security deposits under the Leases; (6) Seller at the Time of Closing shall have performed all obligations to be performed by Seller under any of the Leases and under any letter agreements, tenancy at will agreements, lease modifications or similar instruments for the construction, renovation, alteration, installation or rehabilitation of tenant improvements in any part of the Premises; (7) as of the Time of Closing, no leasing or similar commissions shall be payable by Seller or to any person claiming to have dealt with Seller under any of the Leases, whether with respect to any existing term or any renewal of the lease or expansion of the premises; (8) no person (other than Buyer) has an option to purchase the Property or any portion thereof and

(vii)                           To the best of Seller’s knowledge, information and belief, Exhibit D is a true and complete list of any contracts (the “Existing Contracts”) which shall be in effect at the time of Closing.

(viii)                        Except for the Existing Leases and other matters set forth in this Agreement, there are no agreements or contracts affecting all or any part of the Property or the use thereof to which Seller is a party which would be binding upon or otherwise affect the Buyer or its nominee that would not be terminable at will by Buyer without penalty from and after the Time of Closing;

(ix)                                Seller shall, between the date hereof and the Time of Closing (i) perform any and all obligations of Seller under the Leases, (ii) upon receipt of proper notice from (A) an insurance company which issued an insurance policy insuring the Premises, (B) any board of fire underwriters or other body exercising similar functions, or (C) any mortgagee having a security interest in the Premises, comply with any requirements, arising prior to the Time of Closing, under such insurance policies or mortgages, and (iii) carry on the operation of the Premises in the ordinary course; and

(x)                                   All bills and claims for labor performed and materials furnished to or for the benefit of Seller with respect to the Property will either be paid in full by the Seller at or before the Time of Closing or shall be bonded over by Seller.

It shall be a condition of Buyer’s obligation to close under this Agreement that all warranties and representations made by Seller hereunder shall be true (subject to exceptions thereto approved by Buyer in writing, such approval to be in Buyer’s sole discretion) as of the Time of Closing, and Seller shall deliver to Buyer at the Time of Closing a certificate to that effect reasonably satisfactory in form and substance to Buyer.  In the event any warranty or representation made herein shall not be true at the Time of Closing, or if there shall have been a material adverse change in the condition of the Premises, or if the occupancy of the Premises is less than 90%, then, at Buyer’s option, all deposits paid hereunder by Buyer shall forthwith be refunded to Buyer, with the interest earned thereon, and all obligations of the parties hereunder, shall terminate without recourse to the parties.  The foregoing is in addition to the right of Buyer to pursue all of its remedies at law or in equity with respect to any of the foregoing.

28.                                 Notices:  Any and all notices, demands or requests permitted or required to be made under this Agreement shall be in writing and shall be (i) sent by registered, certified, or express United States mail, postage prepaid, (ii) sent by Federal Express or any similar service requiring a receipt, (iii) sent by facsimile to the other party at the addresses or numbers, as applicable, set forth below, or to such other party or such other address or number within the continental United States as may have theretofore been designated in writing, or (iv) delivered by hand at the addresses set forth below.  The date of receipt of such notice, election or demand or request shall be the earliest of: (a) the date of actual receipt of same; (b) three (3) business days after the date of mailing thereof by registered or certified mail; (c) one (1) day after the date of mailing thereof by express mail or the deposit with Federal Express or another similar service for overnight delivery requiring a receipt; (d) the date of transmission by facsimile (or the next business day if transmission is made after 5 P.M. Boston time), provided the sender has an automated transmission confirmation of same and a copy of any facsimile transmission is mailed by first class mail, postage prepaid, on the same day, whichever is applicable.  For the purposes of this Agreement, the following addresses shall be followed for the giving of notice:

To Seller:	With a copy to:
Robert L. Aron and Douglas A. Aron	Law Office of Peter R. Barbieri
855 Worcester Road	1300A Worcester Road
Framingham, Massachusetts 01701	Framingham, Massachusetts 01702
Telephone No.: (508) 879-7100	Telephone No.: 508-626-9382
Facsimile No.: (508) 879-1119	Telephone No.: 508-626-1543

To Buyer:	With a copy to:
The Hamilton Company, Inc.	Linda M. Vaccaro, Esquire
ATTN: Carl A. Valeri	The Hamilton Company, Inc.
39 Brighton Avenue	39 Brighton Avenue
Allston, MA 02134	Allston, MA 02134
Telephone No.: 617-783-0039	Telephone No.: 617-783-0039
Facsimile No.: 617-783-0568	Facsimile No.: 617-783-0568

To Escrow Agent:
First American title Insurance
101 Huntington Avenue, 13th Floor
Boston, MA 02199
Attn.: John Shea
Telephone No.: 617-345-0088
Facsimile No.: 617-247-8648

29.                                 Seller’s Deliveries:  At closing, Seller shall execute and deliver to Buyer the following:

(a)                                  Quitclaim Deed to Buyer or Buyer’s nominee in accordance with the terms hereof;

(b)                                 Affidavit that Seller is not a foreign person/Trust under IRC § 1445 (so-called “FIRPTA Affidavit”);

(c)                                  So-called mechanics lien and parties in possession affidavit to Buyer’s title insurance company confirming that there are no parties in possession other than tenants specified in the Rent Roll and those who have been accepted for 12-month leases at the rent schedule attached to the Purchase and Sale Agreement and no parties entitled to claim a mechanics or materialmen’s lien with respect to the Property;

(d)                                 Internal Revenue Code Section 1099S Form, if required;

(e)                                  Assignment of Rents and Leases in the form provided herein as Exhibit D;

(f)                                    Notice to tenants at the Property advising tenants of the transfer of ownership in a form mutually acceptable to Buyer and Seller;

(g)                                 A Certificate of the Beneficiaries of Kenwood Realty Trust (the “Trust”), certifying that they have authorized and directed Robert L. Aron and Douglas A. Aron, as Trustees, to sell the property and to execute such other agreements, instruments and documents necessary in order to effectuate said sale,

(h)                                 A Certificate of all of the Trustees of the Trust, in form reasonably satisfactory to Buyer, certifying all of the benefieciaries and trustees of the Trust, and that the Trustee(s) are authorized to act on behalf of the Trust,

(i)                                     such evidence of legal existence and good standing of Seller, and authority and incumbency of those persons executing the closing documents on behalf of Seller, and such other reasonable documents as may be required by Buyer’s Title Company to issue a policy of title insurance to Buyer in accordance with the terms of this Agreement,

(j)                                     Those documents reasonably required by Buyer’s Title Insurance Company, if any, to evidence Seller’s authority to convey the Property to Buyer; and

(k)                                  A Bill of Sale and Assignment and Assumption of Licenses, Permits, Approvals, Warranties, Guaranties, Contracts and Plans and Specifications in form and substance as attached hereto as Exhibit F.

30.                                 Buyer’s Deliveries:  At closing, Buyer shall deliver to Seller the following:

(a)                                  The balance of the purchase price in accordance with the terms hereof;

(b)                                 Assignment of Rents and Leases as set forth herein;

(c)                                  Certificates of legal existence and good standing and partnership resolutions, corporate votes or other authority confirming the legal existence, good standing and authority of Buyer to perform its obligations hereunder; and

(d)                                 Other documentation reasonably requested by Seller to effect the sale of the Property and the other obligations of the parties as contemplated herein.

31.                                 Miscellaneous:

A.                                   Assignment or Nomination of Party to Take Title:  Notwithstanding anything set forth herein, Buyer shall not be entitled to assign this Purchase and Sale Agreement or to nominate any other person or entity to take title to the Property, except that Buyer may nominate a newly formed entity to take title to the Property provided such entity is owned and controlled by The Hamilton Company, Inc. or  an affiliated company or any entity owned and controlled by Harold Brown and/or New England Realty Associates Limited Partnership.  Assignment of this Purchase and Sale Agreement to any other person or entity or nomination of any other person or entity to take title to the Property shall be void, ab initio, unless Seller’s written authorization has been previously granted.

B.                                     Recording:  It shall be a default hereunder by Buyer, entitling Seller to the liquidated damages set forth in Section 18, if Buyer records or files for record this Purchase and Sale Agreement or a notice thereof in any Registry of Deeds or other public place.

C.                                     Title Insurance:  Seller’s obligations hereunder with respect to title shall be deemed satisfied if Seller delivers or makes available to Buyer (at Buyer’s sole cost and expense but at normal premium rates) an owner’s title insurance policy without exceptions other than the exceptions set forth on the Title Policy (excluding any mortgages or related security instruments), and delivery of same shall be deemed a cure of title defects.

D.                                    Title Standard:  Any title matter which is the subject of a title standard of the Massachusetts Conveyancers Association at the time for delivery of the deed shall be governed by said title standard to the extent applicable.

E.                                      Construction of Agreement:  This instrument, which may be executed in multiple counterparts, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, is binding upon and inures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, successors and assigns, and may be canceled, modified or amended only by a written instrument executed by both Seller and Buyer.  If two or more persons are named herein as Buyer, their obligations hereunder shall be joint and several.  The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this Agreement or to be used in determining the intent of the parties to it.

32.                                 SELLER’S 1031 EXCHANGE.  At SELLER’s option at or before the Closing, this Agreement may be modified to become an Exchange Agreement for the exchange of property pursuant to Section 1031 of the Internal Revenue Code.  In that event the following shall apply in lieu of any conflicting provisions herein:

A)                                  SELLER shall convey the premises herein described to BUYER for the price, terms and at the time therein set forth without change.  BUYER, however, rather than delivering the closing proceeds to SELLER shall instead apply such funds to cause to be acquired and delivered to SELLER real property (the “Exchange Property”) to be designated by SELLER under Section 1031 of the Internal Revenue Code of 1986, as follows:

1)                                      If SELLER shall identify the Exchange Property prior to the Closing, BUYER shall deliver the proceeds to the transferor of the Exchange Property and, at BUYER’s choice, shall either acquire the Exchange Property and thereafter deed the same to SELLER, or shall direct the transferor of the Exchange Property to deliver the same to SELLER.

2)                                      If SELLER shall not identify the Exchange Property prior to the Closing, or shall identify it but its simultaneous closing is not feasible, then the Closing shall proceed as scheduled and BUYER shall deliver the closing process to an escrow agent to be designated by SELLER to be held in escrow.  All interest on the escrow account shall be applied and shall become part of the escrow funds.  In the event the SELLER shall not identify an Exchange Property within the time frame allowed by law to qualify for a Tax Qualified Exchange, then the escrow funds shall be released to the SELLER without the need of any further action by the BUYER.

3)                                      Upon later identification of the Exchange Property BUYER shall execute a Purchase and Sale Agreement as directed by Seller for its acquisition with the escrow funds and shall execute such other commercially reasonable instruments needed to cause the Exchange Property to be acquired with the escrow funds and delivered to SELLER.

B)                                    BUYER SHALL NEVER BE CALLED UPON TO EXECUTE INSTRUMENTS OR TAKE ANY OTHER ACTION WHICH COULD EXPOSE BUYER TO ANY OBLIGATIONS OR LIABILITIES OTHER THAN TO CAUSE THE ESCROW FUNDS TO BE APPLIED TO ACQUISITION OF THE EXCHANGE PROPERTY AND THE DELIVERY THEREOF TO SELLER OR, IF IDENTIFICATION OF OR CLOSING OF THE EXCHANGE PROPERTY ACQUISITION IS NOT ACCOMPLISHED AS SET FORTH, THE DELIVERY OF THE ESCROW FUNDS TO SELLER.

C)                                    SELLER may designate more than one Exchange Property or a partial interest in a property, and may revise the designation within the 45 day period under Appendix A, but BUYER’s obligations will in no event exceed those set forth herein.

D)                                   At BUYER’s option, all obligations may be satisfied by executing a suitable power of attorney to be held by a person acceptable to both SELLER and BUYER.

Executed as an instrument under seal as of the date first above written.

SELLER:  ROBERT L. ARON AND DOUGLAS A. ARON

By:		By:
	Name: Robert L. Aron		Douglas A. Aron

BUYER: THE HAMILTON COMPANY, INC.

By:
Name: Carl Valeri, Its President

ESCROW AGENT: First American title Insurance

By:
Name:
Title

SCHEDULE OF EXHIBITS

Exhibit A –	Property Description

Exhibit B –	Title Policy

Exhibit C –	Rent Roll

Exhibit D –	List of Existing Contracts

Exhibit E –	Seller’s Existing Mortgage Documents

Exhibit F –	Form of Assignment of Leases and Rents

Exhibit G –	Form of Bill of Sale and Assignment and Assumption of Licenses, Permits, Approvals, warranties, Guaranties, Contracts and Plans and Specifications

EXHIBIT A

PROPERTY DESCRIPTION

To be attached.

EXHIBIT B

TITLE POLICY

To be attached.

EXHIBIT C

RENT ROLL

To be attached.

EXHIBIT D

EXISTING CONTRACTS

To be attached.

EXHIBIT E

SELLER’S EXISTING MORTGAGE DOCUMENTS

To be attached.

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF LEASES AND TENANCIES

THIS AGREEMENT (the “Assignment Agreement”) is made this      day of          , 2002, by and between Robert L Aron and Douglas A. Aron having an address of 855 Worcester Road, Framingham, Massachusetts 01701, (“Seller”), and The Hamilton Company, Inc., or its nominee pursuant to Section 31.A hereof (hereinafter “Buyer”), having an address at  39 Brighton Avenue, Boston, MA 02134 (“Buyer”).

WHEREAS, Seller and Buyer have entered into an agreement dated  January  16, 2003 (the “Purchase Agreement”) for the purchase and sale of certain real property known as 9 School Street, Framingham, Massachusetts (the “Property”); and

WHEREAS, as part of the Purchase Agreement, Seller has agreed to assign to Buyer all leases and tenancies outstanding at the Property (i) As stated on the Rent Roll attached hereto; and (ii) any new leases for terms of 12 months at rental rates agreed to by the parties and stated on the schedule attached hereto (collectively the “Tenancy Agreements”), subject to the terms of this Assignment Agreement, and Buyer has agreed to assume the  landlord’s obligations under the Tenancy Agreements as of the date hereof;

NOW, THEREFORE, in consideration of performance under the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and Seller hereby agree as follows:

1.                                       Seller hereby assigns, transfers and conveys to Buyer as of the date hereof all of the Tenancy Agreements subject to the terms set forth below;

2.                                       Buyer agrees to perform landlord’s obligations under the Tenancy Agreements from and after the date hereof and to hold Seller harmless and indemnified from and against any matters arising under or related to the tenancies or leases at the Property or any other claim asserted against Seller by any tenant, occupant or other party, from and after the date hereof, for breach of landlord’s obligations;

3.                                       Seller hereby confirms to Buyer that Seller has performed the landlord’s obligations under the Tenancy Agreements through the date hereof and Seller agrees to hold Buyer harmless and indemnified from and against any matters arising under or related to the tenancies or leases at the Property for breach of landlord’s obligations, which breach first arises through the date of the Closing;

4.                                       Buyer accepts the assignment from Seller and agrees to the herein described assumption of landlord’s obligations under the Tenancy Agreements from and after the date hereof; and

5.                                       This Assignment Agreement shall be construed according to the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties have executed this Assignment Agreement under seal as of the day and year first above written.

SELLER:  ROBERT L. ARON AND DOUGLAS A. ARON

By:		By:
	Name: Robert L. Aron		Douglas A. Aron

BUYER: THE HAMILTON COMPANY, INC.

By:
Name: Carl Valeri, Its President

EXHIBIT G

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION OF LICENSES, PERMITS, APPROVALS, WARRANTIES, GUARANTIES, CONTRACTS AND PLANS AND SPECIFICATIONS

THIS AGREEMENT (the “Assignment Agreement”) is made this      day of               , 2002, by and between Robert L Aron and Douglas A. Aron, having an address of 855 Worcester Road, Framingham, Massachusetts 01701, (“Seller”), and The Hamilton Company, Inc., or its nominee pursuant to Section 31.A hereof (hereinafter “Buyer”), having an address at  39 Brighton Avenue, Boston, MA 02134 (“Buyer”).

Reference is hereby made to a certain parcel of land located at 9 School Street, Framingham, Massachusetts more particularly described in Exhibit A of the Purchase and Sale Agreement between the parties (the “Land”), together with the buildings and improvements thereon (collectively, the “Premises” or “Property”), which is being conveyed pursuant to a Purchase and Sale Agreement dated January 16, 2003 by and between Seller and Buyer;

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby assigns, conveys, transfers and sets over to the Buyer all of the Seller’s right, title, and interest in and to the following:

1.                                       All fixtures, equipment and other personal property excluding vehicles (collectively, the “Personal Property”) on the Premises owned by the Seller and used in connection with the Premises, as set forth on Exhibit 1 attached hereto;

2.                                       All permits, licenses, approvals, warranties and guaranties (collectively, the “Permits and Warranties”) relating to the Premises which have been obtained to date by the Seller, to the extent only that any such assignment is allowed pursuant to the terms and conditions of the Permits and Warranties or pursuant to applicable law;

3.                                       The contracts and agreements (collectively, the “Contracts”) identified on Exhibit D of the Purchase and Sales Agreement to the extent only that such assignment is allowed pursuant to the terms and conditions of the Contracts; and

4.                                       All plans, drawings and specifications (the “Plans”) relating to the Premises, to the extent only that such assignment is allowed pursuant to the agreement under which such materials were prepared.

5.                                       The name “Village On The Hill”

Seller, on behalf of it and its successors and assigns, hereby agrees to warrant and forever defend title to the Personal Property unto Buyer and its successors and assigns against all persons whomsoever.

Buyer hereby agrees to  indemnify, defend and save the Seller harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, and costs and expenses, including without limitation reasonable legal fees and court costs, of every nature whatsoever which relate to matters under the Contracts accruing on or after the date hereof.

Seller hereby agrees to  indemnify, defend and save the Buyer harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, and costs and expenses, including without limitation reasonable legal fees and court costs, of every nature whatsoever which relate to matters under the Contracts accruing prior to the date hereof.

EXECUTED under seal as of this      day of                , 2003.

SELLER:  ROBERT L. ARON AND DOUGLAS A. ARON

By:		By:
	Name: Robert L. Aron		Douglas A. Aron

BUYER: THE HAMILTON COMPANY, INC.

By:
Name: Carl Valeri, Its President